Exhibit 99.1

Tesoro Logistics LP Reports First Quarter 2014 Results

•	Net income of $44.5 million, or $0.64 per diluted common limited partner unit

•	Distributable cash flow of $66.0 million

•	Declared quarterly distribution of $0.59 per limited partner unit, representing 20% year-over-year annualized growth

•	Solid contributions from recently acquired Los Angeles Logistics Assets

•	Successful open season for phase one of High Plains Pipeline Expansion

SAN ANTONIO - April 30, 2014 - Tesoro Logistics LP (NYSE: TLLP) (“TLLP” or the “Partnership”) today reported first quarter 2014 net income of $44.5 million, or $0.64 per diluted common limited partner unit. Included in net income is a $4.7 million, or $0.04 per diluted common limited partner unit net gain on the sale of assets related to the Partnership’s divestiture of its Boise, Idaho refined products terminal (“Boise Terminal”). The terminal was divested pursuant to the regulatory review process associated with the Northwest Products System acquisition in June 2013. The sale of the Boise Terminal was completed on March 18, 2014, for net proceeds of approximately $9.7 million.

Distributable cash flow for the first quarter 2014 totaled $66.0 million. Excluding cash proceeds associated with the sale of the Boise Terminal of $9.7 million, first quarter 2014 distributable cash flow totaled $56.3 million, which was up $33.3 million or 145%, from the first quarter 2013 distributable cash flow of $23.0 million reflecting significant growth through acquisitions.

On April 23, 2014, the Partnership announced its quarterly cash distribution of $39.0 million, or $0.59 per limited partnership unit, or $2.36 on an annualized basis. The declared distribution represents a 20% increase over the first quarter 2013 distribution of $0.49 paid in May 2013.

“For the first quarter, we reported strong earnings and continued to deliver on our strategic initiatives aimed at growing our access to stable, fee-based business,” said Greg Goff, TLLP's Chairman and Chief Executive Officer. “During the quarter, we benefitted from strong contributions from the Los Angeles Logistics Assets that were acquired in December and from the continued growth of crude oil volume transported on our High Plains Pipeline. Additionally, we made substantial progress on the open season for the expansion of the High Plains System, and more recently commenced an open season for our proposed Dunn County Gathering System. We expect both projects to deliver a growing stream of committed, third party revenues.”

First Quarter 2014 Financial and Operational Segment Results

Adjusted EBITDA for the first quarter 2014, which excludes Northwest Products Pipeline inspection and maintenance costs of $2.1 million and the $4.7 million net gain on sale of assets related to the divestiture of the Boise Terminal, totaled $75.2 million, up $46.7 million from the first quarter 2013.

Crude Oil Gathering
EBITDA for the Crude Oil Gathering segment totaled $12.0 million in the first quarter 2014, up $2.0 million or 20%, from the first quarter 2013. The year-over-year increase in EBITDA is a result of capturing incremental volume on the High Plains Pipeline through the addition of new capacity associated with the initial phase of the High Plains Pipeline reversal project.

Terminalling and Transportation
Adjusted EBITDA for the Terminalling and Transportation segment totaled $66.3 million in the first quarter 2014, up $43.5 million or over 190%, from the first quarter 2013. The year-over-year increase in adjusted EBITDA can be mostly attributed to strong contributions from the acquisitions of the Northwest Products System completed in June 2013, the Los Angeles Terminal Assets completed in June 2013 and the Los Angeles Logistics Assets completed in December 2013.

Strategic Update

On April 9, 2014, TLLP announced that the High Plains Pipeline Expansion open season concluded April 4, 2014. TLLP received commitments for substantially all of the offered capacity of 70,000 barrels per day to move crude oil from various locations south of Lake Sakakawea to Ramberg Station in North Dakota. The Partnership is progressing through the open season regulatory process and expects to commence shipments during the third quarter in conjunction with the completion of the High Plains Reversal project.

Additionally, on April 9, 2014, TLLP announced a binding open season on a proposed new pipeline system in Dunn County, North Dakota (“Dunn County Gathering System”). The proposed Dunn County Gathering System will aggregate production in the southern half of Dunn County for delivery to the High Plains Pipelines' existing Connolly Station. Construction of the proposed Dunn County Gathering System is expected to begin late in the second quarter of 2014 with targeted completion by the end of 2015. The proposed capacity of the gathering system’s main delivery line is estimated to be 40,000 to 60,000 barrels per day. TLLP’s estimated capital investment is $140 million to $160 million. The in-service time frames, proposed capacity, and estimated capital investment are subject to TLLP obtaining sufficient commitments from shippers as well as regulatory approvals. The Partnership expects to conclude the open season process on May 12, 2014, and provide an update during the second quarter.

Public Invited to Listen to Analyst Conference Call
At 9:00 a.m. CST on May 1, 2014, TLLP will broadcast, live, its conference call with analysts regarding first quarter 2014 and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

Twitter Communication
TLLP utilizes Twitter, in conjunction with other Regulation FD-compliant disclosure vehicles, such as press releases, 8-Ks and its investor relations web site, as part of a broader investor and stakeholder communication strategy. The Twitter page can be found at http://twitter.com/TesoroLogistics.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

Please visit us at: www.tesorologistics.com

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the expectation that the High Plains Pipeline Expansion open season and commencement of an open season for the Dunn County Gathering System will deliver a growing stream of committed, third party revenues; the High Plains Pipeline Expansion expected capacity and in-service date; and the Dunn County Gathering System expected capacity, in-service date and capital investment. For more information concerning factors that could affect these statements see our annual report on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Chris Castro, Investor Relations Manager, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Non-GAAP Financial Measures

We define EBITDA as net income before depreciation and amortization expenses, net interest and financing costs and interest income. We define adjusted EBITDA as EBITDA plus any loss (gain) on asset disposals and impairments and expenses incurred for the inspection and maintenance program associated with the Northwest Products System. We define our cash flow available to be distributed to unitholders (“Distributable Cash Flow”) as adjusted EBITDA less maintenance capital expenditures and net interest and financing costs, plus reimbursement by our customers for certain maintenance capital expenditures, non-cash unit-based compensation expense, proceeds from sale of assets, the change in deferred revenue and interest income. EBITDA, adjusted EBITDA and Distributable Cash Flow are not measures prescribed by U.S. GAAP (“non-GAAP”) but are supplemental financial measures that are used by management and may be used by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and adjusted EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA and adjusted EBITDA are net income and net cash from operating activities. EBITDA and adjusted EBITDA have important limitations as analytical tools, because they exclude some, but not all, items that affect net income and net cash from operating activities.

We believe that the presentation of Distributable Cash Flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The U.S. GAAP measure most directly comparable to Distributable Cash Flow is net income.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, because they may be defined differently by other companies in our industry.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except unit and per unit amounts)

	Three Months Ended March 31,
	2014	2013
REVENUES
Crude Oil Gathering	$24,624	$21,691
Terminalling and Transportation	100,425	29,931
Total Revenues	125,049	51,622
COSTS AND EXPENSES
Operating and maintenance expenses	42,681	17,065
General and administrative expenses	9,346	6,053
Depreciation and amortization expenses	15,525	4,081
Loss (gain) on asset disposals and impairments (a)	(4,748)	164
Total Costs and Expenses	62,804	27,363
OPERATING INCOME	62,245	24,259
Interest and financing costs, net	(17,747)	(5,604)
Interest income	—	23
NET INCOME	44,498	18,678
General partner’s interest in net income, including incentive distribution rights	(6,836)	(1,536)
Limited partners’ interest in net income	$37,662	$17,142

Net income per limited partner unit:
Common - basic and diluted	$0.64	$0.40
Subordinated - basic and diluted	$0.64	$0.37

Weighted average limited partner units outstanding:
Common units - basic	39,186,006	28,861,234
Common units - diluted	39,284,388	28,929,128
Subordinated units - basic and diluted	15,254,890	15,254,890

Cash distributions per unit paid during period (b)	$0.5650	$0.4725
_____________

(a)	Includes a $4.7 million, or $0.04 per diluted common limited partner unit, gain on assets related to the sale of the Boise Terminal for the three months ended March 31, 2014.

(b)	On April 23, 2014, we announced the declaration of a quarterly cash distribution of $0.5900 per limited partner unit for the first quarter of 2014.

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2014	2013
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Income:
Net income	$44,498	$18,678
Depreciation and amortization expenses	15,525	4,081
Interest and financing costs, net	17,747	5,604
Interest income	—	(23)
EBITDA (c)	77,770	28,340
Loss (gain) on asset disposals and impairments (a)	(4,748)	164
Inspection and maintenance expenses associated with the Northwest Products System	2,149	—
Adjusted EBITDA (c)	75,171	28,504
Interest and financing costs, net	(17,747)	(5,604)
Proceeds from sale of assets	9,721	—
Maintenance capital expenditures (d)	(1,664)	(1,896)
Reimbursement for maintenance capital expenditures (d)	486	1,183
Non-cash unit-based compensation expense	347	430
Change in deferred revenue	(294)	383
Interest income	—	23
Distributable Cash Flow (c)	$66,020	$23,023

Reconciliation of EBITDA to Net Cash from Operating Activities:
Net cash from operating activities	$70,671	$29,704
Interest and financing costs, net	17,747	5,604
Changes in assets and liabilities	(14,262)	(5,923)
Gain (loss) on asset disposals and impairments (a)	4,748	(164)
Amortization of debt issuance costs	(787)	(416)
Unit-based compensation expense	(347)	(442)
Interest income	—	(23)
EBITDA (c)	$77,770	$28,340
_____________

(c)	See “Non-GAAP Financial Measures” on page 3 for a definition of EBITDA, adjusted EBITDA and Distributable Cash Flow.

(d)	Maintenance capital expenditures include expenditures required to ensure the safety, reliability, integrity and regulatory compliance of our assets.

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended March 31,
	2014	2013
OPERATING SEGMENTS
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues	$11,815	$9,441
Pipeline throughput (barrels per day (“bpd”))	97,991	82,357
Average pipeline revenue per barrel (e)	$1.34	$1.27
Trucking:
Trucking revenues	$12,809	$12,250
Trucking volume (bpd)	44,701	44,925
Average trucking revenue per barrel (e)	$3.18	$3.03
Total Revenues	24,624	21,691
Costs and Expenses:
Operating and maintenance expenses	10,935	10,964
General and administrative expenses	1,652	694
Depreciation and amortization expenses	1,023	1,006
Total Costs and Expenses	13,610	12,664
CRUDE OIL GATHERING SEGMENT OPERATING INCOME	$11,014	$9,027

TERMINALLING AND TRANSPORTATION
Terminalling:
Terminalling revenues (f)	$75,797	$27,924
Terminalling throughput (bpd) (g)	877,990	395,868
Average terminalling revenue per barrel (e) (f)	$0.96	$0.78
Pipeline transportation:
Pipeline transportation revenues	$24,628	$2,007
Pipeline transportation throughput (bpd) (g)	784,981	91,903
Average pipeline transportation revenue per barrel (e)	$0.35	$0.24
Total Revenues	100,425	29,931
Costs and Expenses:
Operating and maintenance expenses	31,746	6,101
General and administrative expenses	4,515	1,042
Depreciation and amortization expenses	14,502	3,075
Loss (gain) on asset disposals and impairments (a)	(4,748)	164
Total Costs and Expenses	46,015	10,382
TERMINALLING AND TRANSPORTATION SEGMENT OPERATING INCOME	$54,410	$19,549
_____________

(e)
Management uses average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; other companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). Investors and analysts use the financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(f)
The Partnership adjusted the disclosure of terminalling revenues to include amounts previously reported as storage revenues. Prior year balances for terminalling revenues and average terminalling revenue per barrel have been adjusted to conform to current presentation.

(g)	Terminalling and transportation throughput volumes were higher in the three months ended March 31, 2014 primarily as a result of the completion of various acquisitions in 2013.

TESORO LOGISTICS LP
RECONCILIATION TO AMOUNTS UNDER U.S. GAAP
(Unaudited) (In thousands)

	Three Months Ended March 31,
	2014	2013
Reconciliation of Crude Oil Gathering Segment EBITDA to Operating Income:
Crude oil gathering segment operating income	$11,014	$9,027
Depreciation and amortization expenses	1,023	1,006
Crude Oil Gathering Segment EBITDA (c)	$12,037	$10,033

	Three Months Ended March 31,
	2014	2013
Reconciliation of Terminalling and Transportation Segment Adjusted EBITDA to Operating Income:
Transportation and terminalling segment operating income	$54,410	$19,549
Depreciation and amortization expenses	14,502	3,075
Terminalling and Transportation Segment EBITDA (c)	68,912	22,624
Loss (gain) on asset disposals and impairments (a)	(4,748)	164
Inspection and maintenance expenses associated with the Northwest Products System	2,149	—
Terminalling and Transportation Segment Adjusted EBITDA (c)	$66,313	$22,788

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited) (In thousands)

	Three Months Ended March 31,
	2014	2013
Capital Expenditures
Expansion	$24,820	$8,340
Maintenance (d)	1,664	1,896
Total Capital Expenditures	$26,484	$10,236

	Three Months Ended March 31,
	2014	2013
General and Administrative Expenses
Crude Oil Gathering	$1,652	$694
Terminalling and Transportation	4,515	1,042
Unallocated	3,179	4,317
Total General and Administrative Expenses	$9,346	$6,053

TESORO LOGISTICS LP
BALANCE SHEET DATA
(Unaudited) (In thousands)

	March 31, 2014	December 31, 2013
Cash and cash equivalents	$42,603	$23,203
Total Debt	1,164,106	1,164,343